Exhibit (11) under N-1A
                        Exhibit 23 under Item 601/Reg SK


                              CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and to the use of our reports dated June 13, 1997, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 33-32755) and the related Prospectuses of Federated Government Trust, (comprising respectively, Automated Government Cash Reserves, Automated Treasury Cash Reserves, and U.S. Treasury Cash Reserves).



By:   ERNST & YOUNG LLP
      Ernst & Young LLP
Pittsburgh, Pennsylvania
June 20, 1997